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EXHIBIT 1.2

EXECUTION COPY

PRICING AGREEMENT

March 25, 2004

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

As Representatives of the several
Underwriters named in Schedule I
hereto

Dear Sirs:

        Marathon Oil Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 25, 2004 (the "Underwriting Agreement"), between the Company on the one hand and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as representatives, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the shares of its common stock, par value $1.00 per share, specified in Schedule II hereto (the "Designated Shares") consisting of Firm Shares only. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Final Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Final Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Final Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

        The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

        The documents required to be delivered by Section 7 of the Underwriting Agreement shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York, New York 10017, at the Time of Delivery.

        An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

        Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, that portion of the number of Optional Shares as to which such election shall have been exercised.

        The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares may be exercised in whole or in part, from time to time (but not more than twice), by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two (2) or later than ten (10) business days after the date of such notice.

        If the foregoing is in accordance with your understanding, please sign and return to us 15 counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

Very truly yours,
Marathon Oil Corporation
By:	/s/ WILLIAM F. SCHWIND, JR. Name: William F. Schwind, Jr. Title: Vice President, General Counsel and Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
CITIGROUP GLOBAL MARKETS INC.
By:	/s/ JAMES C.V. ROGERS Authorized Signatory
MORGAN STANLEY & CO. INCORPORATED
By:	/s/ DAVID SCHWARZBACH Authorized Signatory
For themselves and the other several Underwriters named in Schedule I to this Pricing Agreement

SCHEDULE I—UNDERWRITERS

UNDERWRITER	NUMBER OF FIRM SHARES TO BE PURCHASED	MAXIMUM NUMBER OF OPTIONAL SHARES WHICH MAY BE PURCHASED
Citigroup Global Markets Inc.	8,325,000	1,248,750
Morgan Stanley & Co. Incorporated	8,325,000	1,248,750
Bank of America Securities LLC	1,950,000	292,500
J.P. Morgan Securities Inc.	1,950,000	292,500
Lehman Brothers Inc.	1,950,000	292,500
ABN AMRO Rothschild LLC	1,125,000	168,750
BNP Paribas Securities Corp.	1,125,000	168,750
Deutsche Bank Securities Inc.	1,125,000	168,750
NatCity Investments Inc.	1,125,000	168,750
Scotia Capital (USA) Inc.	1,125,000	168,750
SG Cowen Securities Corporation.	1,125,000	168,750
Petrie Parkman & Co., Inc.	450,000	67,500
The Williams Capital Group, L.P.	300,000	45,000

Total	30,000,000	4,500,000

SCHEDULE II

TITLE OF DESIGNATED SHARES:

        Common Stock, par value $1.00 per share

NUMBER OF DESIGNATED SHARES:

        Number of Firm Shares: 30,000,000

        Maximum Number of Optional Shares: 4,500,000

INITIAL OFFERING PRICE TO PUBLIC:

        $30.00 per Share

PURCHASE PRICE BY UNDERWRITERS:

        $29.10 per Share

FORM OF DESIGNATED SHARES:

  Definitive form, to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of the Representatives.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

        Federal (same-day) funds

TIME OF DELIVERY:

        10:00 a.m. (New York City time), March 31, 2004

CLOSING LOCATION:

  Simpson Thacher & Bartlett LLP
  425 Lexington Avenue
  New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

  Citigroup Global Markets Inc.
  388 Greenwich Street
  New York, New York 10013

  Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York 10036

ADDRESS FOR NOTICES, ETC.:

  Citigroup Global Markets Inc.
  388 Greenwich Street
  New York, New York 10013
  Attention: General Counsel
  Facsimile: (212) 816-7912

  Morgan Stanley & Co. Incorporated
  1585 Broadway
  New York, New York 10036
  Attention: General Counsel
  Facsimile: (212) 761-0538

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